Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

I, Yi Lung Ling; Chief Executive Officer and Chief Financial Officer of Genufood Energy Enzymes Corp. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

1.      the Registrant’s Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2013 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  May 15, 2013

By:	/s/ Yi Lung Lin
Name:	Yi Lung Lin
Title:	Chief Executive Officer, Chief Financial Officer